                                 AMENDMENT NO. 1
      SECOND AMENDED AND RESTATED MASTER ADMINISTRATIVE SERVICES AGREEMENT

      The Second Amended and Restated Master Administrative Services Agreement (the "Agreement"), dated July 1, 2004, by and between A I M Advisors, Inc., a Delaware corporation, and AIM Variable Insurance Funds, a Delaware business trust, is hereby amended as follows:

      WHEREAS, the parties desire to amend the Agreement to rename each INVESCO Fund by replacing "INVESCO VIF-" with "AIM V.I." and further to change the name of INVESCO - VIF Core Equity Fund to the AIM V.I. Core Stock Fund;

Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "APPENDIX A
                                       TO
                           SECOND AMENDED AND RESTATED
                    MASTER ADMINISTRATIVE SERVICES AGREEMENT
                                       OF
                          AIM VARIABLE INSURANCE FUNDS

PORTFOLIOS                                EFFECTIVE DATE OF AGREEMENT
----------                                ---------------------------
AIM V.I. Aggressive Growth Fund                   July 1, 2004
AIM V.I. Balanced Fund                            July 1, 2004
AIM V.I. Basic Value Fund                         July 1, 2004
AIM V.I. Blue Chip Fund                           July 1, 2004
AIM V.I. Capital Appreciation Fund                July 1, 2004
AIM V.I. Capital Development Fund                 July 1, 2004
AIM V.I. Core Equity Fund                         July 1, 2004
AIM V.I. Core Stock Fund                          July 1, 2004
AIM V.I. Dent Demographic Trends Fund             July 1, 2004
AIM V.I. Diversified Income Fund                  July 1, 2004
AIM V.I. Dynamics Fund                            July 1, 2004
AIM V.I. Financial Services Fund                  July 1, 2004
AIM V.I. Government Securities Fund               July 1, 2004
AIM V.I. Growth Fund                              July 1, 2004
AIM V.I. Health Sciences Fund                     July 1, 2004
AIM V.I. High Yield Fund                          July 1, 2004
AIM V.I. International Growth Fund                July 1, 2004
AIM V.I. Large Cap Growth Fund                    July 1, 2004
AIM V.I. Leisure Fund                             July 1, 2004
AIM V.I. Mid Cap Core Equity Fund                 July 1, 2004
AIM V.I. Money Market Fund                        July 1, 2004
AIM V.I. Premier Equity Fund                      July 1, 2004
AIM V.I. Real Estate Fund                         July 1, 2004
AIM V.I. Small Cap Equity Fund                    July 1, 2004
AIM V.I. Small Company Growth Fund                July 1, 2004
AIM V.I. Technology Fund                          July 1, 2004
AIM V.I. Total Return Fund                        July 1, 2004
AIM V.I. Utilities Fund                           July 1, 2004

      The Administrator may receive from each Portfolio reimbursement for costs or reasonable compensation for such services as follows:

RATE*      NET ASSETS
-----      ----------
0.023%     First $1.5 billion
0.013%     Next $1.5 billion
0.003%     Over $3 billion

*Annual minimum fee is $50,000. An additional $10,000 per class of shares is charged for each class other than the initial class. The $10,000 class fee is waived for any of the above Portfolios with insufficient assets to result in the payment of more than the minimum fee of $50,000."

      All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated: October 15, 2004

                                                  A I M ADVISORS, INC.

Attest: /s/ Lisa Moss                             By: /s/ Mark H. Williamson
        ---------------------------                   --------------------------
            Assistant Secretary                           Mark H. Williamson
                                                          President

(SEAL)

                                                  AIM VARIABLE INSURANCE FUNDS

Attest: /s/ Lisa Moss                             By: /s/ Robert H. Graham
        ---------------------------                   --------------------------
            Assistant Secretary                           Robert H. Graham
                                                          President

(SEAL)